UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D. C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                 September 9, 1997
                                         (Date of earliest event reported)

                                                 EFTC CORPORATION
                          (Exact name of registrant as specified in its charter)

                                          Commission file number: 0-23332

Colorado                                             84-0854616
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                                                  Horizon Terrace
                                          9351 Grant Street, Sixth Floor
                                              Denver, Colorado 80229
                                     (Address of principal executive offices)


                                                  (303) 451-8200
                            (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 30, 1997, pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of July 9, 1997, among EFTC Corporation, a Colorado corporation (the "Company"), CTI Acquisition Corp., a Florida corporation and wholly owned subsidiary of the Company ("CTI Acquisition"), and Circuit Test, Inc., a Florida corporation ("Circuit Test"), CTI Acquisition was merged with and into Circuit Test with Circuit Test being the surviving corporation (the "Merger"). Pursuant to the Merger Agreement, the Company, upon the effectiveness of the Merger, issued 1,858,975 shares of its common stock to the former shareholders of Circuit Test. The issuance of the common stock pursuant to the Merger Agreement was approved by the requisite votes of the Company's stockholders at a special meeting held on September 30, 1997.

         In addition, also on September 30, 1997, the Company consummated a certain Limited Liability Company Unit Purchase Agreement dated as of July 9, 1997 (the "Purchase Agreement"), among the Company, CT LLC Acquisition Corp., a Florida corporation and wholly owned subsidiary


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of the Company  ("CT  Acquisition"),  Airhub  Services  Group,  L.C., a Kentucky
limited liability company ("Airhub"), and Circuit Test International, L.C., a Florida limited liability company ("CTLLC," and, together with CTI and Airhub, the "CTI Companies"). Pursuant to the Purchase Agreement, in exchange for all of the membership interests of Airhub and CTLLC, the Company and CT Acquisition paid the respective members of Airhub and CTLLC an aggregate of $19,500,000 in cash.

     In connection with the acquisition of the CTI Companies: (a) pursuant to a Registration Rights Agreement, dated as of September 30, 1997 (the "Registration Rights Agreement"), the Company agreed, subject to certain terms and conditions, to register under the Securities Act of 1933 the resale of the shares of the Company's common stock issued pursuant to the Merger Agreement to the prior owners of CTI, (b) pursuant to an Indemnification Agreement, dated as of September 30, 1997 (the "Indemnification Agreement"), certain shareholders of CTI, the members of Airhub and the members of CTLLC agreed to indemnify the Company against certain damages that could result from breaches of representations and warranties and covenants set forth in the Merger Agreement and the Purchase Agreement, (c) pursuant to an agreement, dated as of September 30, 1997 (the "Earnout Agreement"), the Company agreed to make certain payments totaling $6 million to the members of Airhub and CTLLC upon the first to occur of (i) the completion, prior to December 31, 1999, by the Company of a private placement of common stock, or securities convertible into or exchangeable for common stock, yielding net proceeds to the Company of $40 million or more, (ii) the registration and underwritten sale of shares of the Company's common stock or securities convertible into or exchangeable for the Company's common stock for the account of the Company or (iii) the achievement by the CTI Companies of certain earnings thresholds in 1997, 1998 and 1999, and (d) pursuant to separate Employment Agreements, each dated as of September 30, 1997 (the "Employment Agreements"), the Company agreed for a term of three years to employ Allen S. Braswell Jr., Richard Strott, Andrew Hatch and Dennis Ayo, each of whom was an employee of the CTI Companies prior to their acquisition by the Company. In addition, as part of the acquisition of the CTI Companies, the Company paid the CTI Companies immediately prior to the closing of the acquisition $9.2 million in cash: $5.7 million to pay certain debts of the CTI Companies and $3.5 million for certain bonus payments made by the CTI Companies prior to the consummation of the acquisition.

     The acquisitions pursuant to the Merger Agreement and Purchase Agreement will be accounted for using the purchase method of accounting. Mr. Allen S. Braswell, Sr. and Allen S. Braswell, Jr., who were the principal shareholders and members of the CTI Companies, have been appointed to the Company's Board of Directors.

         Prior to the acquisition by the Company, the CTI Companies were an independent electronic component repair and warranty service organization focused on the computer and communications industries. One of the CTI Companies' principal strategies is to compete through the effective use of "hub-based" repair services, which the CTI Companies pioneered. As used in the transportation industry, the term "hub-based" is used to denote the place where the primary package sorting center of a package transportation and delivery service provider is located. The CTI Companies are the only provider with its operations inside the hub infrastructure of both of the largest transportation/logistics companies in the United States (in terms of usage of handling of time sensitive, express air service),

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as compared to those  companies that provide ground-based,  less time sensitive, freight transportation. The location of the CTI Companies at the transportation providers' airport hubs enables the CTI Companies to effectively provide "end-of-runway" repair and warranty services, which allow faster turnaround of replacement units, minimizing the inventory assets needed by the CTI Companies' customers to support the end-users of their products. The Company intends to continue providing such repair and warranty services through the CTI Companies. As of December 31, 1996, the CTI Companies employed 850 persons, of whom 502 were engaged in repair services and operations, 76 in material handling and procurement, 4 in marketing and sales and 25 in finance and administration, and engaged the full-time services of 243 temporary laborers through employment agencies in manufacturing and operations.

     Also in connection with the acquisition of the CTI Companies, the Company entered into a Credit Agreement, dated as of September 30, 1997 (the "Credit Agreement"), with Bank One, Colorado, N.A. ("Bank One") comprised of a $25 million revolving line of credit, maturing on September 30, 2000 and a $20 million term loan maturing on September 30, 2002 (collectively, the "Bank One Loan"). The Bank One Loan bears interest at a rate based on either the LIBOR or Bank One prime rate plus applicable margins ranging from 3.25% to 0.50% for the term facility and 2.75% to 0.00% for the revolving facility. Borrowings on the revolving facility are subject to limitation based on the value of the available collateral. The Bank One Loan is collateralized by substantially all of the Company's assets, including real estate, whether now owned or later acquired. The terms of the security interests granted by the Company pursuant to the Credit Agreement are governed by: (a) a Pledge and Security Agreement by the Company to Bank One (the "Pledge"); (b) a Security Agreement and Assignment between the Company and Bank One (the "Security Agreement"); (c) a Deed of Trust and Security Agreement among the Company as Grantor, Bank One, as Agent and Beneficiary, and Northwest Title Company as Trustee (the "Deed of Trust"); and
(d) a Deed of Trust and Security Agreement and Financing Statement from the Company to the Public Trustee of Weld County for Bank One (the "Deed and Financing Statement").

         The foregoing discussion of the Merger Agreement, the Purchase Agreement, the Registration Rights Agreement, the Indemnification Agreement, the Earnout Agreement, the Employment Agreements, the Credit Agreement, the Pledge, the Security Agreement, the Deed of Trust and the Deed and Financing Statement are hereby qualified in their entirety by reference to the terms thereof, which constitute exhibits hereto and are incorporated herein by this reference.

         ITEM 5.  OTHER EVENTS

         On September 9, 1997, the Company issued a subordinated note (the "Note") in the aggregate principal amount of $15 million, the form of which is attached as an exhibit to the Note Agreement, dated as of September 5, 1997 (the "Note Agreement"), among the Company and Mr. Richard L. Monfort, a director of the Company. The Note has a maturity date of December 31, 2002 and bears a rate of LIBOR plus 2.00%. The proceeds of the Subordinated Note were used to repay existing indebtedness of the Company and to pay a portion of the purchase price of certain assets acquired from AlliedSignal Inc. The outstanding principal amount of the Note is payable in four annual installments of $50,000 and one final payment of $14.8 million at maturity, but may be prepaid in whole or in part at the option of the Company at


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any time, or,  pursuant to the Note  Agreement,  if certain  conditions are met, at the request of


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100% of the holders of the Notes. All payments and prepayments in respect of the
Notes are fully subordinated to all payments in respect of the Company's obligations arising under or in connection with the Credit Agreement. The Note Agreement required the Company to issue warrants for 500,000 shares of the Company's Common Stock at an exercise price of $8.00. Pursuant to the Note Agreement, such warrants were issued on October 6, 1997. The terms of such warrants are governed by a Warrant to Purchase Common Stock of EFTC Corporation, dated as of October 6, 1997 (the "Warrant Agreement") and such warrants were exercised on October 9, 1997.

The foregoing discussion of the Note Agreement, the Note and the Warrant Agreement are hereby qualified in their entirety by reference to the terms thereof, which constitute exhibits hereto and are incorporated herein by this reference.

         ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:

         The following financial statements of the CTI Companies (together with the related independent auditors' report) will be filed on or prior to the 60th day after the date that this initial report on Form 8-K was required to be filed.

     i. Combined Statements of Income and Retained Earnings for the nine months ended September 30, 1997 and the three years ended December 31, 1996, 1995, and 1994;

     ii. Combined Balance Sheets as of September 30, 1997 and December 31, 1996 and 1995;

     iii. Combined Statement of Cash Flows for the nine months ended September 30, 1997 and the three years ended December 31, 1996, 1995, and 1994.

         (b)  Pro forma financial information

         The following unaudited pro forma condensed financial statements of the Company and related notes to unaudited pro forma condensed financial statements are incorporated by reference from the section captioned "Unaudited Pro Forma Condensed Financial Information" of the Company's definitive proxy statement filed September 22, 1997 relating to the special meeting of the Company's shareholders held on September 30, 1997:

     i. Unaudited Pro Forma Condensed Statement of Operations for the Six Months Ended June 30, 1997;

     ii. Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31,1996;

     iii. Unaudited Pro Forma Condensed Balance Sheet as of June 30, 1997.

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         (c)  Exhibits

         The following exhibits are filed herewith or incorporated by reference:

     2.1 Agreement and Plan of Reorganization, dated as of July 9, 1997, among EFTC Corporation, CTI Acquisition, Inc., and Circuit Test, Inc. July 9, 1997. (Pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to furnish supplementally to the Commission upon request a copy of any schedule or exhibit omitted from such Agreement and Plan of Reorganization as filed herewith.)

     2.2 Limited Liability Company Unit Purchase Agreement, dated as of July 9, 1997 (the "Purchase Agreement") among EFTC Corporation, CT LLC Acquisition Corp., a Florida corporation and wholly owned subsidiary of the Company, Airhub Services Group, L.C., a Kentucky limited liability company, and Circuit Test International, L.C., a Florida limited liability company. (Pursuant to Item 601(b)(2) of Regulation S-K, the Company hereby agrees to furnish supplementally to the Commission upon request a copy of any schedule or exhibit omitted from such Limited Liability Company Unit Purchase Agreement as filed herewith.)

     2.3 Indemnification Agreement, dated September 30, 1997, among certain shareholders of Circuit Test, Inc., certain members of Airhub Services Group, L.C., certain members of Circuit Test International, L.C. and EFTC Corporation.

     2.4 Registration Rights Agreement, dated as of September 30, 1997, is among EFTC Corporation and certain former shareholders of Circuit Test, Inc.

     2.5 Earnout Agreement, dated as of September 30, 1997, among EFTC Corporation and the former members of Airhub Services Group, L.C. and Circuit Test International, L.C.

     2.6 Form of the separate Employment Agreements, each dated as of September 30, 1997, entered into by EFTC Corporation and Circuit Test, Inc. with Allen S. Braswell Jr., Richard Strott, Andrew Hatch and Dennis Ayo.

     99.1 Credit Agreement, dated September 30, 1997 between EFTC Corporation and Bank One, Colorado, N.A.

     99.2 Pledge and Security Agreement, dated as of September 30, 1997, by EFTC Corporation to Bank One, Colorado, N.A.

     99.3 Security Agreement and Assignment dated as of September 30, 1997 between EFTC Corporation and Bank One, Colorado, N.A.

     99.4 Deed of Trust and Security Agreement dated as of September 30, 1997, among EFTC Corporation as Grantor, Bank One, Colorado, N.A., as Agent and Beneficiary, and Northwest Title Company as Trustee.

     99.5 Deed of Trust and Security Agreement and Financing Statement from EFTC

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Corporation to The Public Trustee of Weld County for Bank One,  Colorado,  N.A.,
dated as of September 30, 1997.

     99.6 Note Agreement, dated as of September 5, 1997, including the form of Floating Rate Subordinated Note attached as Exhibit A thereto, between EFTC Corporation and Richard L. Monfort.

     99.7 Warrant to Purchase 500,000 shares of the common stock, par value $.01 per share, of EFTC Corporation, dated as of October 6, 1997, issued by EFTC Corporation to Richard L. Monfort.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Date:  October 15, 1997


                                                         EFTC Corporation

                                                         By /s/
                                                         Stuart Fuhlendorf
                                                         Chief Financial Officer

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